UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2011

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Hansen Medical, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on June 21, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers. No other changes have been made to the Original Filing.

Item 5.07(d) Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting of Stockholders held on June 15, 2011, the Company’s stockholders voted on, among other matters, a proposal on the frequency of future stockholder advisory votes regarding compensation awarded to named executive officers. As previously reported by the Company, the frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every three years. Accordingly, the next stockholder advisory vote on executive compensation will be held at the Company’s 2014 Annual Meeting of Stockholders. The next required stockholder advisory vote on the frequency interval of future stockholder advisory votes regarding executive compensation will be conducted at the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: August 1, 2011	/S/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer